As filed with the Securities and Exchange Commission on March 8, 2013

Registration No. 333-178800

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBRE GROUP, INC.

CBRE SERVICES, INC.

(Exact name of Registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware Delaware	94-3391143 52-1616016
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025

(310) 405-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurence H. Midler

Executive Vice President, General Counsel and Secretary CBRE Group, Inc.

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025

(310) 405-8910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

William B. Brentani Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000 Fax: (650) 251-5002	William J. Whelan III Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000 Fax: (212) 474-3700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Larger accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities	(1)	(1)	(1)	(1)
Guarantees of debt securities or warrants	(2)	(2)	(2)	(2)
Class A common stock, par value $0.01 per share	(1)	(1)	(1)	(1)
Preferred stock, par value $0.01 per share	(1)	(1)	(1)	(1)
Depositary shares(3)	(1)	(1)	(1)	(1)
Warrants to purchase equity or debt securities	(1)	(1)	(1)	(1)
Units(4)	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fees.
(2)	No separate consideration will be received for the guarantees.
(3)	Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.
(4)	Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
CB HoldCo, Inc.	Delaware	26-0468454	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE, Inc.	Delaware	95-2743174	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE Global Investors, Inc.	California	95-3242122	515 South Flower Street, Suite 3100 Los Angeles, California 90071 (213) 683-4200

CBRE Global Investors, LLC	Delaware	95-3695034	515 South Flower Street, Suite 3100 Los Angeles, California 90071 (213) 683-4200

CB/TCC Global Holdings Limited	England and Wales	98-0518702	St. Martin’s Court, 10 Paternoster Row London EC4M 7HP United Kingdom +44 (20) 7182-2000

CB/TCC Holdings LLC	Delaware	42-1718517	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CB/TCC, LLC	Delaware	26-0468617	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE Capital Markets, Inc.	Texas	74-1949382	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Capital Markets of Texas, LP	Texas	76-0590855	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Clarion CRA Holdings, Inc.	Delaware	58-2442753	201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087 (610) 995-2500

CBRE Clarion REI Holding, Inc.	Delaware	58-2442755	201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087 (610) 995-2500

CBRE Government Services, LLC	Delaware	80-0659792	750 9th Street Suite 900 Washington, District of Columbia 20001 (202)783-8200

CBRE Loan Services, Inc.	Delaware	80-0456541	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE-Profi Acquisition Corp.	Delaware	33-6764889	11150 Santa Monica Boulevard Suite 1600 Los Angeles, California 90025 (310) 405-8900

Exact Name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
CBRE Technical Services, LLC	Delaware	04-3507926	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE/LJM Mortgage Company, L.L.C.	Delaware	74-2900986	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Partner, Inc.	Delaware	37-1717636	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

Insignia/ESG Capital Corporation	Delaware	51-0390846	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

The Polacheck Company, Inc.	Wisconsin	39-1159669	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

Trammell Crow Development & Investment, Inc.	Delaware	20-5973401	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

Trammell Crow Company, LLC	Delaware	45-3812031	2100 McKinney Avenue, Suite 800 Dallas, Texas 75201 (214) 863-3000

Note: The following entities that were originally included in the Registration Statement on Form S-3 filed on December 29, 2011 (Registration No. 333-178800) have been merged out of existence: TC Houston, Inc., TCCT Real Estate, Inc., TCDFW, Inc., Trammell Crow Company and Trammell Crow Services, Inc.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-178800) is being filed for the purposes of: (i) adding indirect subsidiaries of CBRE Group, Inc. to the “Table of Additional Registrants” as co-registrants to the Registration Statement to allow such entities to guarantee debt securities covered by the Registration Statement, (ii) updating certain information in Item 15 of Part II with respect to such additional registrant guarantors and (iii) noting that certain entities that were originally co-registrants under the Registration Statement have been merged out of existence. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the undersigned Registrants in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$	*
Trustee’s fees and expenses		**
Printing and engraving expenses		**
Legal fees and expenses		**
FINRA filing fees		**
Accounting fees and expenses		**
Rating agency fees		**
Listing fees		**
Miscellaneous		**

Total		**

(*)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.
(**)	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.

(a) CBRE Group, Inc.; CBRE Services, Inc.; CB Holdco, Inc.; CBRE, Inc.; CBRE Clarion CRA Holdings, Inc.; CBRE Clarion REI Holding, Inc.; CBRE-Profi Acquisition Corp.; CBRE Loan Services, Inc.; CBRE Partner, Inc.; Insignia/ESG Capital Corporation; and Trammell Crow Development & Investment, Inc. (each a Delaware corporation and, collectively referred to herein as the “Delaware Corporations”)

Section 102 of the Delaware General Corporation Law (the “DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damage for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Delaware corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Delaware corporation or is or was serving at its request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (1) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding or (2) if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Delaware corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the Delaware corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Except as otherwise provided herein, the Delaware Corporations’ certificates of incorporation include a provision that limits the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the DGCL. The certificates of incorporation of CBRE Clarion CRA Holdings, Inc. and CBRE Clarion REI Holding, Inc. include a provision that limits the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except for breach of the duty of loyalty, acts in bad faith or ones that involve intentional misconduct or knowing violations of law, unlawful payment of dividends, stock repurchase or redemption or transactions from which the director derived an improper personal benefit.

The Delaware Corporations’ certificates of incorporation and/or by-laws provide that each Delaware Corporation must indemnify its directors and officers to the fullest extent permitted by Delaware law. Except as otherwise provided herein, the Delaware Corporations’ certificates of incorporation and/or by-laws provide that they may additionally indemnify their agents and employees to the fullest extent permitted by Delaware law, but if such agent or employee is serving at another entity at the request of any such Delaware Corporation’s board of directors, then the Delaware Corporation must indemnify such agent or employee. Trammell Crow Development & Investment, Inc. has provisions in its certificate of incorporation and/or by-laws that obligates it to indemnify its agents and employees even if not serving at another entity at its board of directors’ request. The by-laws of CBRE Clarion CRA Holdings, Inc., CBRE Clarion REI Holding, Inc. and CBRE-Profi Acquisition Corp. provide that they may indemnify their agents and employees to the fullest extent permitted by Delaware law, but they are not required to do so, even if such agent or employee is serving at another entity at the request of such corporation’s board of directors.

The certificates of incorporation and/or by-laws of CBRE Services, Inc., CB Holdco, Inc., CBRE, Inc., CBRE Clarion CRA Holdings, Inc., CBRE Clarion REI Holding, Inc. and CBRE Loan Services, Inc. provide that they must advance expenses, as incurred, to their directors and officers in connection with a legal proceeding.

The indemnification provisions contained in the certificates of incorporation and/or by-laws of CBRE Group, Inc., CBRE Clarion CRA Holdings, Inc. and CBRE Clarion REI Holding, Inc. are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Delaware Corporations maintain insurance on behalf of their directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(b) CBRE Global Investors, LLC; CB/TCC, LLC; CB/TCC Holdings LLC; CBRE Government Services, LLC; CBRE/LJM Mortgage Company, L.L.C.; CBRE Technical Services, LLC; and Trammell Crow Company, LLC (each a Delaware limited liability company and, collectively referred to herein as the “LLCs”)

The LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CB/TCC, LLC must defend, indemnify and hold harmless its members and officers, and their respective partners, officers, directors, shareholders, managers, members and trustees to the fullest extent permitted by law against losses, settlement, judgments, fines, penalties and Employee Retirement Income Security Act excise taxes incurred by reason of the fact that such person was or is a member or officer of the company. Indemnification is provided without further action or determination by CB/TCC, LLC, except in the case of judicially-determined gross negligence, bad faith, fraud or willful misconduct.

CB/TCC Holdings LLC must indemnify and hold harmless, to the full extent of applicable law, each member and each officer against liabilities incurred in connection with their involvement with the company.

CBRE Government Services, LLC must indemnify, hold harmless and defend any person (and such person’s heirs, executors or administrators) from and against any loss, expense, damage or injury suffered or sustained by them by reason of the fact that such person is or was a member, or an officer, director, member, manager, director or employee of such member, or an officer, director or manager of the company, or while an officer, director or manager of the company, is or was serving at the request of the Company as a director, officer, manager, member, fiduciary, trustee, employee or agent of another entity. Indemnification will not be provided by the Company if such acts or omissions were not performed or omitted fraudulently or as a result of gross negligence or willful misconduct by the indemnified person.

CBRE/LJM Mortgage Company, L.L.C. must indemnify and hold harmless the member and its affiliates from and against any and all losses, claims, damages, liability, expenses, judgments, fines, settlements and other amounts (including attorneys’ fees and costs) and all claims, costs, demands, actions, suits or proceedings arising from the indemnified party’s involvement with the company.

CBRE Technical Services, LLC must indemnify, hold harmless and defend any member (or an officer, director, member, manager, director or employee of such member) or an officer, director or manager for any loss, expense, damage, injury, judgment, award, settlement, reasonable attorneys’ fees and other costs incurred in connection their involvement with the company. The company may indemnify agents and employees.

Trammell Crow Company, LLC must indemnify, hold harmless, defend, pay and reimburse any member, each officer, director, shareholder, partner, member, affiliate, employee, agent or representative of each member, and each of their affiliates, and each manager, officer, employee, authorized signatory, agent or representative of the company against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims such persons may become subject by reason of (i) any act or omission or alleged act or omission performed or omitted to be performed on behalf of the company, any member or any direct or indirect subsidiary of the foregoing in connection with the business of the company, or (ii) the fact that such person is or was acting in connection with the business of the company or at the request of the Company. Indemnification will not be provided by the company unless such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the company and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful, and such person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction.

The LLCs maintain insurance on behalf of their members, managers and officers insuring them against any liability asserted against them in their capacities as members, managers and officers or arising out of such status.

(c) CBRE Global Investors, Inc. (a California corporation and referred to herein as the “California Corporation”)

The Articles of Incorporation of the California Corporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California Corporations Code (the “Corporations Code”).

Under the Corporations Code, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (6) contracts or transactions between the company and a director within the scope of Section 310 of the Corporations Code or (7) improper dividends, loans and guarantees under Section 316 of the Corporations Code. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the California Corporation’s shareholders for any violation by a director of the director’s fiduciary duty to the California Corporation or its shareholders.

The California Corporation’s By-laws also include an authorization for the California Corporation to indemnify its “agents” (as defined in Section 317 of the Corporations Code) through by-law provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the California Corporation’s By-laws provide for indemnification of the California Corporation’s agents (provided that they were acting in good faith and in a manner they reasonably believed to be in the best interests of the California Corporation), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the Corporations Code and the California Corporation’s By-laws make provision for the indemnification of officers, directors and other agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The California Corporation maintains insurance on behalf of its directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(d) CBRE Capital Markets, Inc. (a Texas corporation and referred to herein as the “Texas Corporation”)

Sections 2.101(16), 8.051, 8.101 and 8.151 of the Texas Business Organizations Code (the “TBOC”) and the Texas Corporation’s by-laws provide it with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Section 2.101(16) of the TBOC empowers a corporation to indemnify directors, officers, employees and agents of the corporation and to purchase and maintain liability insurance for those persons. Section 8.101 of the TBOC permits a corporation to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person conducted himself in good faith and with reasonable belief that the conduct was in the corporation’s best interest.

Under Section 8.051 of the TBOC, a corporation shall indemnify a director or officer against reasonable expense incurred by such director, in connection with a proceeding in which such director is a named defendant or respondent because they are or were a director or officer, if they have been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, such indemnification may be ordered in a proper case by a court of law under Section 8.052 of the TBOC. A corporation may also indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under Section 8.101 of the TBOC. The statute provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise, against any liability asserted against him in such capacity or arising out of such status, whether or not the corporation would have the power to indemnify him against the liability under Section 8.151 of the TBOC.

The Texas Corporation must indemnify its officers and directors against expense and costs (including attorneys’ fees) actually and necessarily incurred in connection with any claim asserted by reason of having been an officer or director of the company, unless he or she has been adjudged in a court proceeding as guilty of negligence or misconduct in respect of the matter for which indemnity is sought. This right of indemnity is not exclusive of other rights to which he or she may be entitled by law.

Pursuant to such statutory and by-law provisions, the Texas Corporation maintains insurance against certain costs of indemnification that may be incurred by its officers and directors.

(e) CBRE Capital Markets of Texas, LP (a Texas limited partnership and referred to herein as the “Texas LP”)

Sections 2.101(16), 8.051, 8.101 and 8.151 of the TBOC provide for the indemnification of a general partner, limited partner, employee or agent by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings because of his or her being or having been a general partner, limited partner, employee or agent of the limited partnership. A limited partnership shall indemnify a general partner against reasonable expenses incurred by the general partner, in connection with a proceeding in which the general partner is a named defendant or respondent because the general partner is or was a general partner, if the general partner has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A limited partnership may purchase insurance on behalf of a general partner, limited partner, employee or agent of the limited partnership.

The Texas LP’s partnership agreement provides that, to the fullest extent permitted by law, the general partner shall be indemnified and held harmless by the Texas LP from and against any and all losses, claims, damages, liabilities, joint or several expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the general partner may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a general partner of the Texas LP, provided that in each case the general partner acted in good faith and in a manner which the general partner reasonably believed to be in the best interests of the Texas LP and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. To the fullest extent permitted by law, expenses (including legal fees) incurred by the general partner in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Texas LP prior to the final disposition thereof upon receipt by the Texas LP of an undertaking by or on behalf of the general partner to repay such amount if it shall be determined that the general partner is not entitled to be indemnified as authorized.

The Texas LP maintains insurance on behalf of the directors and officers of its partner insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(f) The Polacheck Company, Inc. (a Wisconsin corporation and referred to herein as the “Wisconsin Corporation”)

Under Section 180.0851(1) of the Wisconsin Business Corporation Law (the “WBCL”), a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. Section 180.0851(2) provides that, to the extent a director or officer has not been successful on the merits or otherwise in the defense of a proceeding, the corporation shall indemnify the director or officer unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of a Wisconsin corporation against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a Wisconsin corporation’s articles of incorporation, by-laws, any written agreement or a resolution of the board of directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Article 11 of the By-laws of the Wisconsin Corporation provide for maximum indemnification of the corporation’s officers and directors in accordance with the WBCL.

The Wisconsin Corporation maintains insurance on behalf of its directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(g) CB/TCC Global Holdings Limited (a private limited company incorporated under the laws of England and Wales and referred to herein as the “UK Company”)

Subject to the provisions of the Companies Act 2006 of the United Kingdom of Great Britain and Northern Ireland (the “Companies Act”), the UK Company’s Articles of Association provide that the UK Company may indemnify directors, directly or indirectly, against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust or otherwise, in relation to the UK Company or any associated company. The UK Company maintains insurance for indemnification of current or former directors.

Chapter 7 (Directors’ Liabilities) under Part 10 of the Companies Act provides as follows:

“232. Provisions protecting directors from liability

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—(a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233. Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234. Qualifying third party indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director—(i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—(a) a conviction, judgment or refusal of relief becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235. Qualifying pension scheme indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—(a) a conviction becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

239. Ratification of acts of directors

(1) This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2) The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3) Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4) Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him. This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5) For the purposes of this section—(a) “conduct” includes acts and omissions; (b) “director” includes a former director; (c) a shadow director is treated as a director; and (d) in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6) Nothing in this section affects—(a) the validity of a decision taken by unanimous consent of the members of the company, or (b) any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7) This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.”

Section 1157 of the Companies Act provides as follows:

“1157. Power of court to grant relief in certain cases

(1) If in proceedings for negligence, default, breach of duty or breach of trust against—(a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—(a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

(h) Securityholders’ Agreement, dated as of July 20, 2001 (“Securityholders’ Agreement”), by and among, CBRE Group, Inc. (“CBRE”), CBRE Services, Inc., Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, FS Equity Partners III, L.P., FS Equity Partners International, L.P. (the “FS Entities”), Credit Suisse First Boston Corporation, DLJ Investment Funding, Inc., The Koll Holding Company, Frederic V. Malek, the management investors named therein and the other persons from time to time party thereto.

CBRE must indemnify and hold harmless (1) each holder of its Class A common stock (the “common stock”) and the warrants to acquire its common stock (and the shares of common stock received upon exercise of the warrants) acquired by the FS Entities, and each of their respective affiliates and any controlling person of any of such holders and (2) each of such holder’s respective directors, officers, employees and agents from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including all reasonable attorneys’ fees and expenses), but excluding special or consequential damages, arising from, relating to or otherwise in respect of, any governmental or other third-party claim against such indemnified person that arises from, relates to or is otherwise in respect of (x) the business, operations, liabilities or obligations of CBRE or its subsidiaries or (y) the ownership by such holder or any of their respective affiliates of any equity securities of CBRE (except to the extent such losses and expenses (i) arise from any claim that such indemnified person’s investment decision relating to the purchase or sale of such securities violated a duty or other obligation of the indemnified person to the claimant or (ii) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such holder or its affiliates). The indemnification provided by CBRE is separate from and in addition to any other indemnification by CBRE to which the indemnified person may be entitled.

Item 16. Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended.

Item 17. Undertakings.

(a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) to include any prospectus required by Section 10(a)(3) of the Act,

(ii) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(iii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE GROUP, INC.
CBRE SERVICES, INC.

By:	/s/ GIL BOROK
Name:	Gil Borok
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Group, Inc. and CBRE Services, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Richard C. Blum	Chairman of the Board of Directors

/S/ BRANDON B. BOZE Brandon B. Boze	Director

* Curtis F. Feeny	Director

* Bradford M. Freeman	Director

* Michael Kantor	Director

* Frederic V. Malek	Director

* Jane J. Su	Director

* Laura D. Tyson	Director

* Gary L. Wilson	Director

* Ray Wirta	Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CB HOLDCO, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB HoldCo, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE GLOBAL INVESTORS, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Global Investors, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

* Matthew S. Khourie	President, Chief Executive Officer and Director (Principal Executive Officer)

* Maurice Voskuilen	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Director

* Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE GLOBAL INVESTORS, LLC

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned managers and officers of CBRE Global Investors, LLC, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

* Matthew S. Khourie	President, Chief Executive Officer and Manager (Principal Executive Officer)

* Maurice Voskuilen	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Manager

* Laurence H. Midler	Executive Vice President, Assistant Secretary and Manager

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on March 8th, 2013.

CB/TCC GLOBAL HOLDINGS LIMITED

By:	/S/ PHILIP EMBUREY
Name:	Philip Emburey
Title:	Chairman

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC Global Holdings Limited, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Philip Emburey, Elizabeth C. Thetford, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

* Philip Emburey	Chairman and Director (Principal Executive, Financial and Accounting Officer)

* Elizabeth C. Thetford	Secretary and Director

* Laurence H. Midler	Director

/s/ GIL BOROK Gil Borok	Director

* Marcus Smith	Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CB/TCC HOLDINGS LLC

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC Holdings LLC, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CB/TCC, LLC

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC, LLC, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE CAPITAL MARKETS, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Capital Markets, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

* Brian F. Stoffers	President and Director (Principal Executive Officer)

/s/ JEFFREY T. MAJEWSKI Jeffrey T. Majewski	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ DEBBIE BRACKENRIDGE Debbie Brackenridge	Senior Vice President and Controller (Principal Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Director

* Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE CAPITAL MARKETS OF TEXAS, LP

By:	CBRE/LJM MORTGAGE COMPANY, L.L.C., its General Partner

By:	CBRE/LJM-NEVADA, INC.,
its Sole Member

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of the general partner of CBRE Capital Markets of Texas, LP, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/S/ ARLIN E. GAFFNER	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Arlin E. Gaffner

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE CLARION CRA HOLDINGS, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Clarion CRA Holdings, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE CLARION REI HOLDING, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Clarion REI Holding, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/S/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE GOVERNMENT SERVICES, LLC

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Government Services, LLC, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ SCOTT C. REPPERT Scott C. Reppert	President (Principal Executive Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Vice President of Finance and Director (Principal Financial and Accounting Officer)

* Brian D. McAllister	Assistant Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE LOAN SERVICES, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Loan Services, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

* Brian F. Stoffers	President and Director (Principal Executive Officer)

/s/ JEFFREY T. MAJEWSKI Jeffrey T. Majewski	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ DEBBIE BRACKENRIDGE Debbie Brackenridge	Senior Vice President and Controller (Principal Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Director

* Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE-PROFI ACQUISITION CORP.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE-Profi Acquisition Corp., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE PARTNER, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Partner, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE TECHNICAL SERVICES, LLC

By:	CBRE, INC.,
its Sole Member

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of CBRE Technical Services, LLC, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

CBRE/LJM MORTGAGE COMPANY, L.L.C.

By:	CBRE/LJM-NEVADA, INC.,
its Sole Member

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of CBRE/LJM Mortgage Company, L.L.C., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

INSIGNIA/ESG CAPITAL CORPORATION

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Insignia/ESG Capital Corporation, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

THE POLACHECK COMPANY, INC.

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of The Polacheck Company, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ ARLIN E. GAFFNER Arlin E. Gaffner	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Laurence H. Midler	Executive Vice President, Secretary and Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

TRAMMELL CROW COMPANY, LLC

By:	/s/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned managers of Trammell Crow Company, LLC, do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

/s/ DANIEL G. QUEENAN Daniel G. Queenan	President, Chief Executive Officer and Manager (Principal Executive Officer)

* James H. Matoushek	Executive Vice President (Principal Financial and Accounting Officer)

/s/ GIL BOROK Gil Borok	Executive Vice President and Manager

* Laurence H. Midler	Executive Vice President, Assistant Secretary and Manager

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 8th, 2013.

TRAMMELL CROW DEVELOPMENT & INVESTMENT, INC.

By:	/s/ SCOTT A. DYCHE
Name:	Scott A. Dyche
Title:	Executive Vice President

POWER OF ATTORNEY

We, the undersigned directors and officers of Trammell Crow Development & Investment, Inc., do hereby constitute and appoint Gil Borok, Arlin E. Gaffner, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 8th, 2013.

Signature	Title

* Daniel G. Queenan	President and Chief Executive Officer (Principal Executive Officer)

* James H. Matoushek	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

* Michael S. Duffy	Director

* Scott A. Dyche	Director

*By:	/s/ GIL BOROK
Gil Borok
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date

1*	Form of Underwriting Agreement

2.1	Share Purchase Agreement, dated as of February 15, 2011, by and among Investment Management Holding B.V. and others, CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.) and others	8-K	001-32205	2.01	2/18/2011

2.2	Share Purchase Agreement, dated as of February 15, 2011, by and among Investment Management Holding B.V. and others, CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.) and others	8-K	001-32205	2.02	2/18/2011

4.1(a)	Restated Certificate of Incorporation of CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.) filed on June 16, 2004, as amended by the Certificate of Amendment filed on June 4, 2009	10-Q	001-32205	3.1	8/10/2009

4.1(b)	Certificate of Ownership and Merger Merging CBRE Group, Inc. with and into CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.)	8-K	001-32205	3.1	10/3/2011

4.2	Second Amended and Restated By-laws of CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.)	8-K	001-32205	3.2	10/3/2011

4.3	Form of Class A common stock certificate of CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.)	S-1/A	333-112867	4.1	4/30/2004

4.4(a)	Securityholders’ Agreement, dated as of July 20, 2001 (“Securityholders’ Agreement”), by and among, CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, FS Equity Partners III, L.P., FS Equity Partners International, L.P., Credit Suisse First Boston Corporation, DLJ Investment Funding, Inc., The Koll Holding Company, Frederic V. Malek, the management investors named therein and the other persons from time to time party thereto	SC-13D/A	005-46943	25	7/25/2001

Exhibit No.	Exhibit Description	Incorporated by Reference					Filed Herewith
		Form	SEC File No.	Exhibit		Filing Date

4.4(b)	Amendment and Waiver to Securityholders’ Agreement, dated as of April 14, 2004, by and among, CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.) and the other parties to the Securityholders’ Agreement	S-1/A	333-112867	4.2	(b)	4/30/2004

4.4(c)	Second Amendment and Waiver to Securityholders’ Agreement, dated as of November 24, 2004, by and among CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.) and certain of the other parties to the Securityholders’ Agreement	S-1/A	333-120445	4.2	(c)	11/24/2004

4.4(d)	Third Amendment and Waiver to Securityholders’ Agreement, dated as of August 1, 2005, by and among CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.) and certain of the other parties to the Securityholders’ Agreement	8-K	001-32205	4.1		8/2/2005

4.4(e)	Waiver to Securityholders’ Agreement, dated as of November 5, 2008, by and among CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.) and the other parties thereto	S-3ASR	333-155269	4.2	(e)	11/10/2008

4.4(f)	Waiver to Securityholders’ Agreement, dated as of November 21, 2011, by and among CBRE Group, Inc., CBRE Services, Inc. and the other parties thereto	S-3ASR	333-178800	4.4	(f)	12/29/2011

4.5(a)	Indenture, dated as of June 18, 2009, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1		6/23/2009

4.5(b)	First Supplemental Indenture, dated as of September 10, 2009, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CBRE Loan Services, Inc. and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1		9/10/2009

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date

4.5(c)	Second Supplemental Indenture, dated as of November 10, 2010, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CBRE Government Services, LLC, CBRE-Profi Acquisition Corp. and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.2	11/17/2010

4.5(d)	Form of Supplemental Indenture to the Indenture, dated June 18, 2009 relating to the 11.625% Senior Subordinated Notes Due 2017	8-K	001-32205	4.1	7/29/2011

4.5(e)	Form of 11.625% Senior Subordinated Notes due June 15, 2017 (included in Exhibit 4.3(a))	8-K	001-32205	4.2	6/23/2009

4.5(f)	Form of Exchange Note (included in Exhibit 4.3(a))	8-K	001-32205	4.3	6/23/2009

4.6(a)	Indenture, dated as of October 8, 2010, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CB Richard Ellis Group, Inc. (n/k/a CBRE Group, Inc.), the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1	10/12/2010

4.6(b)	First Supplemental Indenture, dated as of November 10, 2010, among CB Richard Ellis Services, Inc. (n/k/a CBRE Services, Inc.), CBRE Government Services, LLC, CBRE-Profi Acquisition Corp. and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1	11/17/2010

4.6(c)	Form of Supplemental Indenture to the Indenture, dated October 8, 2010 relating to the 6.625% Senior Notes Due 2020	8-K	001-32205	4.2	7/29/2011

4.6(d)	Form of 6.625% Senior Notes due October 15, 2010 (included in Exhibit 4.4(a))	8-K	001-32205	4.2	10/12/2010

4.6(e)	Form of Exchange Note (included in Exhibit 4.4(a))	8-K	001-32205	4.3	10/12/2010

4.7(a)	Form of Indenture (CBRE Group, Inc. as issuer)	S-3ASR	333-178800	4.7(a)	12/29/2011

4.7(b)*	Form of Debt Security (CBRE Group, Inc. as issuer)

4.8(a)	Form of Indenture (CBRE Services, Inc. as issuer)	S-3ASR	333-178800	4.8(a)	12/29/2011

4.8(b)*	Form of Debt Security (CBRE Services, Inc. as issuer)

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date

4.9*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder

4.10(a)*	Form of Depositary Agreement for Depositary Shares

4.10(b)*	Form of Depositary Receipt

4.11(a)*	Form of Stock Warrant Agreement

4.11(b)*	Form of Stock Warrant Certificate

4.12(a)*	Form of Debt Warrant Agreement

4.12(b)*	Form of Debt Warrant Certificate

4.13*	Form of Unit Agreement

5.1	Legal opinion of Simpson Thacher & Bartlett LLP	S-3ASR	333-178800	5.1	12/29/2011

12	Statement of Computation of Ratio of Earnings to Fixed Charges	S-3ASR	333-178800	12	12/29/2011

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm	S-3ASR	333-178800	23.1	12/29/2011

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)	S-3ASR	333-178800	5.1	12/29/2011

24	Powers of Attorney (included on signature pages to the registration statement)	S-3ASR	333-178800		12/29/2011	X

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to Indenture (CBRE Group, Inc. as issuer)	S-3ASR	333-178800	25.1	12/29/2011

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to Indenture (CBRE Services, Inc. as issuer)	S-3ASR	333-178800	25.2	12/29/2011

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.